Exhibit (e)(ii)
FORM OF AMENDED AND RESTATED EXHIBIT A
     THIS AMENDED AND RESTATED EXHIBIT A, effective as of June 23, 2011, is Exhibit A to that certain Underwriting Agreement effective as of July 1, 2010, between BNY Mellon Distributors Inc. (formerly PFPC Distributors, Inc.) and FundVantage Trust.
FUNDS
Boston Advisors Broad Allocation Strategy Fund
Boston Advisors International Equity Fund
Boston Advisors US Small Cap Equity Fund
Compak Dynamic Asset Allocation Fund
Corverus Strategic Equity Fund
Cutwater High Yield Fund
Cutwater Investment Grade Bond Fund
Cutwater Multi-Sector Inflation Protection Fund
Cutwater Municipal Bond Inflation Protection Fund
DuPont Capital Emerging Markets Debt Fund
DuPont Capital Emerging Markets Fund
EIC Value Fund
Estabrook Investment Grade Fixed Income Fund
Estabrook Value Fund
Formula Investing Global Value 500 Fund
Formula Investing Global Value Select Fund
Formula Investing International Value 400 Fund
Formula Investing International Value Select Fund
Formula Investing U.S. Value 1000 Fund
Formula Investing U.S. Value Select Fund
Gotham International Value 400 Fund
Gotham Global Value 500 Fund
Gotham U.S. Value 1000 Fund
Lateef Fund
Pacific Capital Tax-Free Securities Fund
Pacific Capital Tax-Free Short Intermediate Securities Fund
Pemberwick Fund
Polen Growth Fund
Private Capital Management Value Fund
SNW Oregon Short-Term Tax-Exempt Bond Fund
TW Small Cap Growth Fund

WHV Emerging Markets Equity Fund
WHV International Equity Fund

BNY MELLON DISTRIBUTORS INC.

By:
Name:
Title:

FUNDVANTAGE TRUST

By:
Name:
Title:

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